Exhibit 10.1

PLEDGE AND ESCROW AGREEMENT

by and among

INCYTE CORPORATION, as Pledgor,

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

and

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

Dated as of September 30, 2009

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of September 30, 2009, is by and among Incyte Corporation (the “Company”), as pledgor, U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”), and U.S. Bank National Association, in its capacity as securities intermediary and escrow agent (the “Escrow Agent”).

RECITALS

The Company and the Trustee have entered into an Indenture dated as of September 30, 2009 (as the same may be supplemented and amended from time to time, the “Indenture”) pursuant to which the Company will issue $400,000,000 in aggregate principal amount of its 4.75% Convertible Senior Notes due 2015 (the “Notes”).

The Company desires to establish an escrow account with the Escrow Agent into which certain sums, as fully described in Section 2(a) below, will be, simultaneously with the original issuance of the Notes, deposited by the Company to be held and distributed in accordance with the terms and conditions set forth herein, and the Escrow Agent is willing to establish such an account and to accept such funds in accordance with the terms hereinafter set forth.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                Establishment of Escrow Account. The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)) identified as ABA Number: 091000022; Account Number: 134507001; Account Name : Incyte CSN 2009 Secured Interest Acct (the “Escrow Account”) to which there shall be immediately credited and held amounts received by the Escrow Agent from the Company in accordance with Section 3 hereof. The funds credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust. The Escrow Agent shall treat all property held by it in the Escrow Account as “financial assets” (as defined in Section 8-l02(a)(9) of the New York UCC) in accordance with Section 8-501 (or successor section) of the New York UCC.

SECTION 2.                                Deposit To The Escrow Account; Investments.

(a)                                  (i) Simultaneously with the original issuance of the Notes, the Company shall deliver to the Escrow Agent for deposit in the Escrow Account “Permitted Securities” (as defined below) with an original purchase price equal to $56,268,631.42 (the “Escrow Funds”).

A description of the Permitted Securities that are being deposited in the Escrow Account as of the date of this Agreement is contained on Exhibit A hereto.

(ii)                                  [Intentionally omitted].

(iii)                               All amounts to be deposited with the Escrow Agent shall be transferred by wire transfer of immediately available funds to the following account:

U.S. Bank National Association
ABA No.  91000022
Account No. 180121167365
Acct Name: U.S. Bank Corporate Trust Department
Attn: Brad. E. Scarbrough

(iv)                              The Escrow Agent may assume without inquiry that all amounts deposited by the Company under this Section 2 have been correctly computed in accordance with the requirements of the Indenture, that no additional amounts are required to be so delivered and that the Escrow Agent is not required under the Indenture to hold in the Escrow Account any additional amounts other than income earned on investments made in accordance with this Section 2.

(b)                                 To the extent immediately available funds are deposited in the Escrow Account, promptly following the deposit of any such funds into the Escrow Account, the Company, after consulting with the Initial Purchasers, shall provide written instructions to the Escrow Agent as to the specific Permitted Securities in which funds are to be invested and until such instructions are given by the Company, the Escrow Agent shall not invest such funds. For purposes of this Agreement, “Permitted Securities” shall mean “Money Market Securities” and/or “Government Securities.” “Money Market Securities “ shall mean money market securities issued by Money Market Funds. “Money Market Fund” means any registered investment company that meets the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended, that invests exclusively in securities of the U.S. government, securities of government-sponsored enterprises created by the U.S. Congress and privately issued money market securities that have been rated by at least one “nationally recognized statistical rating organization” (as that term is used in Section 15E of the Securities Exchange Act of 1934, as amended) and received the highest credit rating (as of the date hereof, A1 in the case of Standard & Poor’s Ratings Service and P1 in the case of Moody’s Investor Service, Inc.) from each nationally recognized statistical rating organization that has rated them. “Government Securities “ shall mean noncallable direct obligations of, or noncallable obligations the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America. All such amounts shall remain so invested until the close of business on the Business Day prior to any withdrawal by the Escrow Agent pursuant to Section 4 hereof. All interest accrued on the Escrow Funds shall be added to the Escrow Account and be part of the Escrow Account for all purposes hereunder.  The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or for any loss arising by error, failure or delay in the making of an investment or reinvestment, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith, unless such error, failure or delay results from the Escrow Agent’s gross negligence or willful misconduct.  As and when the Escrow

Funds and any interest or income thereon is to be released under this Agreement, the Escrow Agent shall cause the Permitted Securities to be converted into cash in accordance with its customary procedures and shall not be liable for any loss of principal or income in connection therewith.  The Escrow Agent shall not be liable for any loss of principal or income due to the choice of Permitted Securities as investments or the choice of Permitted Securities converted into cash pursuant to this Section 2.  All Permitted Securities from time to time credited to the Escrow Account constituting a “security entitlement” as defined in Section 8-102(a)(17) of the New York UCC shall be held in the name of the Trustee or the Escrow Agent (or either of their nominee names) and in no event shall the Company be or be deemed to be the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC) with respect thereto.

SECTION 3.                                Security Interest.

(a)                                 Pledge and Assignment. As security for the Secured Obligations (as defined below), the Company hereby irrevocably pledges, assigns and grants to the Trustee, for the equal and ratable benefit of the Holders of the Notes, a first priority continuing security interest in, and control of, all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

(i)                                     the Escrow Account, all security entitlements from time to time carried in the Escrow Account, all funds from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Funds;

(ii)                                  all investments of funds in the Escrow Account, all of which shall constitute Permitted Securities, and whether held by or registered in the name of the Escrow Agent or any nominee, all certificates and instruments, if any, from time to time representing or evidencing any such Permitted Securities and all security entitlements to such Permitted Securities;

(iii)                               all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing Permitted Securities from time to time hereafter delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

(iv)                              all interest, dividends, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(v)                                 all proceeds of the foregoing.

The Trustee hereby appoints the Escrow Agent to act as the Trustee’s agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. For so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of set off or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Notes, may have with respect to any or all of the Collateral.

(b)                                 Secured Obligations. This Agreement secures the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Notes, the Indenture and this Agreement, including, without limitation, interest and premium, if any, accrued on the Notes after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the “Secured Obligations”).

(c)                                  Delivery of Collateral. All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Trustee (or any of its nominees) as the registered owner thereof, by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein.  In addition, the Escrow Agent shall have the right, at any time following the occurrence of an Event of Default, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account.  The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

(d)                                Maintaining the Escrow Account. So long as this Agreement is in full force and effect:

(i)                                     subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes;

(ii)                                  the Escrow Account and all Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;

(iii)                               all amounts (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or any Permitted Securities held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement;

(iv)                              the parties intend that the Trustee is the holder or entitlement holder (as the case may be) of all of the Collateral and that either the Trustee for the equal and ratable benefit of the Holders of the Notes or, to the extent required by applicable law, the Escrow Agent, for the benefit of the Trustee and the equal and ratable benefit of the

Holders of the Notes, is the holder or entitlement holder of all Permitted Securities and other uncertificated securities on the books of the applicable Federal Reserve Bank or other applicable securities intermediary; and

(v)                                 notwithstanding anything to the contrary herein, the Escrow Agent shall comply with all instructions from the Trustee with respect to the Escrow Account and the security entitlements carried therein without further consent from the Company.

(e)                                 Further Assurances. The Company shall, at the Company’s expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further action as the Trustee deems reasonably necessary or advisable or may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

SECTION 4.                                Distributions from Escrow Account. Assets on deposit in the Escrow Account shall be withdrawn by the Escrow Agent and transferred only in accordance with this Section 4:

(a)                                 Event of Default.

(i)                                    For so long as an Event of Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in Section 4(a)(ii) below.

(ii)                                 If any Event of Default has occurred and is continuing under Section 6.01 of the Indenture:

(1)                                 The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent to redeem or sell all Collateral and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Section 6.06 of the Indenture.

(2)                                 If requested by the Holders of the Securities pursuant to Section 6.12 of the Indenture, the Trustee (and/or the Escrow Agent at its direction and on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the New York UCC, and may also, without notice except as specified below, redeem or sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s or the Escrow Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee (or the Escrow Agent on its behalf) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(3)                                  Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any redemption, sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee for the equal and ratable benefit of the Holders of the Notes against all or any part of the Secured Obligations in such order as described in Section 6.06 of the Indenture.

(b)                                 Scheduled Interest Payments. Pursuant to the Notes, the Company is obligated to make payments of interest (excluding any Additional Interest, Reserve Interest and Qualifying Tender Offer Interest, if applicable) on the Notes on each of April 1, 2010, October 1, 2010, April 1, 2011, October 1, 2011, April 1, 2012 and October 1, 2012 (each, a “Scheduled Interest Payment”). The Scheduled Interest Payments due on the Notes are to be made, at the election of the Company, from (1) amounts held in the Escrow Account in accordance with the procedures set forth in Section 4(b)(i) below or (2) other sources of funds available to the Company, as anticipated in Section 4(b)(ii) below, or from any combination of (1) and (2) above; provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Notes at the times and in the amounts required by the Notes, which obligation shall be absolute and unconditional.

(i)                                                 Payment of Interest. If the Company elects to cause a Scheduled Interest Payment to be made using funds held in the Escrow Account, then, not later than five (5) Business Days prior to the date of the applicable Scheduled Interest Payment, the Company shall direct the Escrow Agent in writing pursuant to the form of notice attached hereto as Exhibit B (upon which the Escrow Agent may conclusively rely) to transfer from the Escrow Account to the Trustee funds (or Permitted Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) in a specified amount necessary to provide for payment in full (or, if the Company intends to make a portion of such interest payment with funds or Permitted Securities in the Escrow Account and the remainder of such interest payment with funds other than those in the Escrow Account, such portion) of the next Scheduled Interest Payment on the Notes. At or prior to 1:00 p.m., New York City time, on the day that is no later than one (1) Business Day following receipt of such notice, the Escrow Agent shall transfer such funds (or such Permitted Securities, as applicable) to the Paying Agent as set forth in Section 4(d)(ii) hereof, and shall notify the Company in writing that it has made such transfer to the Paying Agent. If the Company does not intend to utilize the funds (or Permitted Securities) in the Escrow Account to make any such Scheduled Interest Payment in full, or does not direct the Escrow Agent in writing to make any such Scheduled Interest Payment, then the Company shall make the Scheduled Interest Payment from Company Funds (as defined in Section 4(b)(ii) below).

(ii)                                              Release of Funds to the Company Due to Direct Payment of Interest by the Company. If the Company makes any Scheduled Interest Payment or a portion of any Scheduled Interest Payment from a source of funds other than the Escrow Account (“ Company Funds “), the Company may, after payment in full of such Scheduled Interest Payment and upon at least five (5) Business Days’ prior notice, direct the Escrow Agent in writing pursuant to the form of notice attached hereto as Exhibit B (upon which the Escrow Agent may conclusively rely), so long as no Event of Default has occurred and is continuing, to release to the Company (or at the direction of the Company, to release to a designated third party) an amount of funds or Permitted Securities from the Escrow Account, the sum of the cumulative interest payments which is less than or equal to the amount of Company Funds so expended in making the Scheduled Interest Payment. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company the requested amount.

(c)                                  Excess Escrow Funds.  If, (x) in the course of funding the Escrow Account pursuant to Section 2(a) hereof, the Company either elects or is required to deposit in the Escrow Account funds in an amount greater than that which is required to fund the payment of the sum of (A) all remaining Scheduled Interest Payments and (B) any Additional Interest, Reserve Interest and Qualifying Tender Interest, if applicable, in respect of all outstanding Notes (such sum, the “Remaining Interest Payments”) (in order to permit the Escrow Agent to purchase an amount of Permitted Securities equal to or greater than that which is required to fund the payment of the Remaining Interest Payments or otherwise) or (y) the balance of the Escrow Account exceeds the Remaining Interest Payments as a result of cumulative interest payments on the Permitted Securities held in the Escrow Account (any such excess amounts under clauses (x) and (y) being hereinafter referred to as “ Excess Escrow Funds “), the Company may, upon at least five (5) Business Days’ prior written notice pursuant to the form of notice attached hereto as Exhibit B (upon which the Escrow Agent may conclusively rely), direct the Escrow Agent, so long as no Event of Default has occurred and is continuing, to release to the Company (or at the direction of the Company, to release to a designated third party) an amount of funds or Permitted Securities from the Escrow Account, the sum of which (including aggregate principal amount of such Permitted Securities) is less than or equal to the amount of the Excess Escrow Funds. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company (or its designated third party, as the case may be) the requested amount or Permitted Securities.

(d)                                 Wire Transfer.

(i)                                     All funds distributed from the Escrow Account to the Company shall be transferred by wire transfer of immediately available funds to the following account:

Account Name:	Incyte Corporation
Account No.:	200131160-01
Routing No.:	122000496

Bank Name:	Union Bank of California, N.A.
Bank Address:	Monterey Park, CA 91755

(ii)                                  All funds (or Permitted Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment) distributed from the Escrow Account to the Paying Agent for payment on the Notes shall be transferred by an account-to-account transfer of immediately available funds to the following account:

U.S. Bank National Association
ABA No.  91000022
Account No. 180121167365
Acct Name: U.S. Bank Corporate Trust Department
Attn: Brad. E. Scarbrough

(e)                                  Written Instructions; Certificates. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 4.

SECTION 5.                                Termination of Security Interest. Upon payment in full of the Scheduled Interest Payments, the security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders of Notes as payment of interest on the Notes or to the Company pursuant to Sections 4(b)(ii) or 4(c), the security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such additional written instructions and certificates hereunder as may be reasonably required by the Company to give effect to this Section 5.

SECTION 6.                                Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time to take any action and to execute any instrument that may be necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent incurred in connection therewith shall be payable by the Company; provided that neither the Trustee nor the Escrow Agent is under any obligation or duty to exercise any authority under this Section 6.

SECTION 7.                                Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 6 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

SECTION 8.                                Representations, Warranties and Agreements.

(a)                                  The Company represents and warrants that:

(i)                                     The execution, delivery and performance by the Company of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action of the Company, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any judgment, injunction or order or of any material agreement or other material instrument binding upon the Company or of the certificate of incorporation or by-laws of the Company or result in the creation or imposition of any Lien on any assets of the Company other than the Lien contemplated hereby.

(ii)                                  The Company (A) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has full corporate power and authority to enter into this Agreement and (C) has the right to pledge and grant a security interest in the Collateral as provided by this Agreement.

(iii)                               This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(iv)                              Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Escrow Agent and the Holders of the Notes, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from each of them.

(v)                                 Other than the filing of a UCC financing statement in respect of the security interest granted hereunder, no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (A) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (B) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.

(vi)                              No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(vii)                           The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(viii)                        All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(b)                                 The Company covenants and agrees that:

(i)                                     it will not (and will not purport to) (A) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the liens and security interests granted under this Agreement) and at all times will have the right to pledge the Collateral, free and clear of any Lien or adverse claims (except for the liens and security interests granted under this Agreement);

(ii)                                  it will not (A) enter into any agreement or understanding (other than the Indenture) that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Escrow Agent’s rights or remedies hereunder, including, without limitation, their right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral; and

(iii)                               it will not change its jurisdiction of incorporation without 30 days’ prior written notice to the Trustee.

(c)                                  The Escrow Agent represents and warrants that it is a bank with trust powers that in the ordinary course of its business maintains securities accounts for others and is acting solely in such capacity in respect of the Escrow Account.  The Escrow Agent further represents and warrants that it is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC.

(d)                                 For purposes of this Section, “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

SECTION 9.                                Fees and Expenses of Escrow Agent.

(a)                                  The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of or disbursements incurred by the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent, all as provided in the Fee Schedule attached as Annex A hereto.

(b)                                 The Escrow Agent shall have a lien upon any investment income on deposit in the Escrow Account solely for any costs, expenses and fees that may arise hereunder and may retain that portion of the investment income in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid.

SECTION 10.                          Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

(a)                                  The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee. The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

(b)                                 The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

(c)                                  The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable legal counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

(d)                                 The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company.

(e)                                  The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

(f)            The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and except for its own bad faith, gross negligence or willful misconduct it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(g)           The agreements set forth in this Section 10 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

SECTION 11.         Miscellaneous.

(a)           Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c)           Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.

(d)           Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, including without limitation the New York UCC, without giving effect to the conflicts of law principles of such State. The securities intermediary’s jurisdiction for purposes of Section 8-110 of the New York UCC shall be the State of New York.

(e)           Entire Agreement. This Agreement, the Purchase Agreement, the Notes and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.

(f)            Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the consent of each of the Holders of the Notes required by Section 9.02 of the Indenture has been obtained or is not required pursuant to the terms thereof.

(g)           Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile with machine confirmation of full delivery not more than 24 hours following such facsimile notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof Notices should be addressed as follows:

To the Company:

Incyte Corporation

Route 141 and Henry Clay Road

Building E336

Wilmington, DE 19880

Attention:  Chief Financial Officer

Facsimile number: (302) 425-2707

To the Trustee or the Escrow Agent:

U.S. Bank National Association

Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attn: Bradley Scarbrough (Incyte 2009 Escrow)

Fax: (213) 615-6197

or at such other address or facsimile number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties. Notwithstanding the foregoing, notices to the Escrow Agent shall be effective only upon receipt.

(h)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(i)            Interpretation. The headings of the sections contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

(j)            Tax Matters.  The parties acknowledge that, for tax reporting purposes, all interest attributable to the Escrow Funds shall be allocable to the Company.  The Company agrees to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate Form W-9 (or Form W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request.  The Company acknowledges that failure to supply such information may obligate the Escrow Agent to withhold a portion of any payments made to the Company pursuant to this Agreement under the applicable provisions of the Internal Revenue Code of 1986, as amended from time to time.

(k)           USA Patriot Act Information.   To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The Company agrees to provide all such information and documentation as requested by Escrow Agent to ensure compliance with United States federal law.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

INCYTE CORPORATION, as Pledgor

By:	/s/ David C. Hastings
Name: David C. Hastings
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brad E. Scarbrough
Name: Brad E. Scarbrough
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Brad E. Scarbrough
Name: Brad E. Scarbrough
Title: Vice President

EXHIBIT A

Description of Permitted Securities

Bond Payment Dates	Day Count	Payment	STRIP Maturity	CUSIP	Price	Tenor	Price ($)
1-Apr-10	0.50278	9,552,777.78	2/15/2010	912820EM5	99.969	0.38	9,549,816.42
1-Oct-10	0.50000	9,500,000.00	8/15/2010	912820FT9	99.750	0.87	9,476,250.00
1-Apr-11	0.50000	9,500,000.00	2/15/2011	912820GC5	99.301	1.38	9,433,595.00
1-Oct-11	0.50000	9,500,000.00	8/15/2011	912820GL5	98.625	1.87	9,369,375.00
1-Apr-12	0.50000	9,500,000.00	2/15/2012	912820GV3	97.578	2.38	9,269,910.00
1-Oct-12	0.50000	9,500,000.00	8/15/2012	912820HF7	96.523	2.88	9,169,685.00

		57,052,777.78				Total	56,268,631.42

EXHIBIT B

[Incyte Letterhead]

[Date]

U.S. Bank National Association

Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

ATTENTION:  Bradley Scarbrough (Incyte 2009 Escrow)

RE:                              Pledge and Escrow Agreement dated September 30, 2009 among Incyte   Corporation, U.S. Bank National Association as Trustee under the Indenture and U.S. Bank National Association as Escrow Agent under the Pledge and Escrow Agreement

Ladies and Gentlemen:

Reference is made to Section 2 of the Pledge and Escrow Agreement.  The Company hereby directs the Escrow Agent to make the following disbursements:

Section 4(b)(i)	$

Section 4(b)(ii)	$

Section 4(c)	$

The Company hereby certifies to the Escrow Agent (and for the benefit of the Trustee under the Indenture), that such any disbursement made by the Escrow Agent in reliance on this direction is permitted by and complies with the Pledge and Escrow Agreement.

INCYTE CORPORATION

Name
Title

ANNEX A